UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2023

SALONA GLOBAL MEDICAL DEVICE CORP.
(Exact name of registrant as specified in its charter)

British Columbia	333-255642	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

49 Natcon Dr
 Shirley, New York, United States 11967
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (800) 760-6826

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual General and Special Meeting of Stockholders of Salona Global Medical Device Corporation. (the "Company") held on August 11, 2023, at 100 SE 2nd Street, 29th Floor, Miami, FL, the following matters were submitted to a vote of stockholders and the voting results were as follows:

1. Election of Directors: The five nominees named in the Company's 2023 management information circular were elected to serve until their successors are duly elected and qualified or the next annual general meeting, based upon the following votes:

Director Nominee	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
Leslie Cross	9,043,408	0	3,300,470	7,496,178
Lana Newishy	9,027,933	0	3,315,945	7,496,178
Dr. Ken Kashkin	9,035,133	0	3,308,745	7,496,178
Kyle Wilks	9,035,208	0	3,308,670	7,496,178
Michael Seckler	9,033,292	0	3,310,586	7,496,178

2. Ratification of Appointment of Independent Registered Accounting Firm. The appointment of SRCO Professional Corporation to serve as the Company's independent registered accounting firm until the next annual meeting of the Company was ratified as follows:

Votes For	Votes Against	Votes Withheld	Broker Non- Votes
16,519,313	0	3,320,743	0

3. Approval of 2023 Equity Incentive Plan. The 2023 Equity Incentive Plan of the Company was approved based upon the following votes:

Votes For	Votes Against	Votes Withheld	Broker Non- Votes
8,916,870	3,427,008	0	7,496,178

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SALONA GLOBAL MEDICAL DEVICE CORPORATION

Date: August 15, 2023	By: /s/ Dennis Nelson
Name: Dennis Nelson
Title: Chief Financial Officer